EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements :

(1)	Registration Statement (Form S-3 No. 333-230237, 333-229395 and 333-215776) of Cryoport, Inc.;

(2)	Registration Statement (Form S-8 No. 333-225387) pertaining to the 2018 Omnibus Equity Incentive Plan;

(3)	Registration Statement (Form S-8 No. 333-208381) pertaining to the 2015 Omnibus Equity Incentive Plan;

(4)	Registration Statement (Form S-8 No. 333-177168, 333-184543, and 333-197437) pertaining to the 2011 Stock Incentive Plan;

(5)	Registration Statement (Form S-8 No. 333-166327) pertaining to the 2002 Stock Incentive Plan and the 2009 Stock Incentive Plan;

(6)	Registration Statement (Form S-8 No. 333-159899) pertaining to the Consulting Agreement;

of our reports dated March 10, 2020, with respect to the consolidated financial statements of Cryoport, Inc. and the effectiveness of internal control over financial reporting of Cryoport, Inc. included in this Annual Report (Form 10-K) of Cryoport, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Irvine, California
March 10, 2020